Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE 37-22

Starry Announces Strong Third Quarter 2022 Operational Results; Takes Cost-Cutting Measures to Conserve Capital as It Explores Strategic Options

Starry closes 3Q again demonstrating strong execution with a record increase of more than 10,000 customer relationships in the quarter;

Announces reduction in workforce and other significant cost-cutting measures to extend capital runway.

Boston, Mass. (October 20, 2022) – Starry Group Holdings, Inc. (NYSE: STRY) (the “Company” or “Starry”), a licensed fixed wireless technology developer and internet service provider, today announced operational results for the third quarter of 2022, which show that Starry successfully delivered strong growth in customer relationships to 91,297, while also increasing the number of homes serviceable to 5.96 million and driving penetration of homes serviceable. Starry also announced that its digital equity program, Starry Connect, now reaches more than 87,000 units of public and affordable housing, an 83% increase year-over-year.

The Company also announced that it is implementing cost-cutting measures to conserve capital and improve its capital runway as it explores all strategic options. These measures include:

•	An approximately 50% reduction in its workforce;

•	A freeze on hiring and non-essential expenditures;

•	A focus on penetrating its deployed network and deployed buildings where it has already invested capital; and

•	Withdrawing from participation in the Federal Communications Commission’s (FCC) Rural Digital Opportunity Fund (RDOF) program.

Further, the Company announced that, in light of the above measures, it is withdrawing full year 2022 guidance.

“Starry continues to execute well and our third quarter operating results show it, with our focus on increasing penetration and customer relationships in our dense urban markets with multi-tenant buildings,” said Chet Kanojia, Starry’s Chief Executive Officer. “Even so, the aggressive measures we announced today were needed to curtail our cash burn while we pursue strategic options.”

“This is an extremely difficult economic climate and capital environment, and at present we don’t have the capital to fund our rapid growth. Because of that, we’re focusing our energies on our core business: serving multi-tenant buildings in our existing dense urban markets. Last week, we made the tough decision to withdraw from the FCC’s RDOF program. While participation in this important program fit within our strategic vision in 2020, changing capital needs, changing capital environments, and continued success in the urban multi-tenant market forced a decision to take a step back and focus our energies and capital on executing on our core business plan. And this week we made the very difficult decision to let go approximately half of our workforce—many of our colleagues who helped build Starry.”

“Today is a very tough day for our Starry team, but I want to be clear: Starry remains open for business. We, like so many others, are making the difficult calls now and taking steps that will allow us to be laser-focused on financing the business over the long-term and continue serving our markets.”

Q3 Operational Highlights:

•

Homes Serviceable: As of the end of the third quarter, homes serviceable were 5.96 million, an increase of 18% year-over-year. The growth in homes serviceable was due to network improvements and expansion in existing markets.

•

Customer Relationships: As of the end of the third quarter, customer relationships were 91,297, an increase of 66% year-over-year. The net additions in the quarter were a record 10,347. Starry saw growth in customer relationships in each of its six markets during the quarter.

•

Penetration of homes serviceable: The Company increased penetration by 44 bps year-over-year to 1.53% by focusing sales and marketing efforts primarily on multiple dwelling units where Starry equipment had previously been installed.

Third Quarter 2022 Operational Update Snapshot

	As of September 30, 2022	As of September 30, 2021	YOY % Change
Homes Serviceable (a)	5,960,685	5,065,304	18%
Customer Relationships (b)	91,297	55,078	66%
Penetration of Homes Serviceable (c)	1.53%	1.09%	+44 bps
Availability of Starry Connect Program (d)	87,586	47,816	83%

(a)

Homes Serviceable are the estimated households that we could serve using the network that we have deployed in our markets at a given date. These estimates are based upon the information available at this time.

(b)

Customer Relationships include customers who have signed up for a service and all units that are billed under our bulk billing arrangements where a building owner, association, or other third-party is invoiced for a specific number of units within multiple dwelling unit buildings.

(c)

Penetration of Homes Serviceable is the ratio of the total number of Customer Relationships to the total number of Homes Serviceable and represents the percentage of households that can receive service with which we have developed a Customer Relationship.

(d)	Represents total units within communities with which Starry has an agreement to provide service; Starry Connect customer relationships are a subset of these units.

Full financial results for the third quarter of 2022 will be released before the market opens on November 2, 2022.

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About Starry Group Holdings, Inc.

At Starry (NYSE: STRY), we believe the future is built on connectivity and that connecting people and communities to high-speed, broadband internet should be simple and affordable. Using our innovative, wideband hybrid-fiber fixed wireless technology, Starry is deploying gigabit capable broadband to the home without bundles, data caps, or long-term contracts. Starry is a different kind of internet service provider. We’re building a platform for the future by putting our customers first, protecting their privacy, ensuring access to an open and neutral net, and making affordable connectivity and digital equity a priority. Headquartered in Boston, Starry is currently available in Boston, New York City, Los Angeles, Washington, DC, Denver and Columbus, OH. To learn more about Starry or to join our team and help us build a better internet, visit: https://starry.com.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to our implementation and the anticipated impact of our announced reduction in workforce and other cost-cutting measures, expectations regarding execution of our strategy, competitive position and opportunities in the marketplace, and our anticipated business and financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include our limited remaining available cash, our ability to remain in compliance with and not in default under our credit facility, our potential inability to timely procure additional financing or other strategic option on favorable terms, or at all, our potential inability to realize the expected benefits of the announced reduction in workforce and other cost-cutting measures and the risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ben Barrett, Starry

bbarrett@starry.com

investors@starry.com

Media Contact:

Mimi Ryals, Starry

mryals@starry.com

press@starry.com